                                                                Exhibit (e)(iii)


                                   SCHEDULE A
                         TO THE DISTRIBUTION AGREEMENT
                                    BETWEEN
              SCHWAB CAPITAL TRUST AND CHARLES SCHWAB & CO., INC.

Fund                                                              Effective Date
----                                                              --------------
Schwab International Index Fund - Investor Shares                 July 21, 1993

Schwab International Index Fund - Select Shares                   April 30, 1997

Schwab Small-Cap Index Fund - Investor Shares                     October 14, 1993

Schwab Small-Cap Index Fund - Select Shares                       April 30, 1997

Schwab MarketTrack Growth Portfolio (formerly known as            September 25, 1995
Schwab Asset Director-High Growth Fund)

Schwab MarketTrack Balanced Portfolio (formerly known as          September 25, 1995
Schwab Asset Director-Balanced Growth Fund)

Schwab MarketTrack Conservative Portfolio (formerly known         September 25, 1995
as Schwab Asset Director-Conservative Growth Fund)

Schwab S&P 500 Fund - e.Shares                                    February 28, 1996

Schwab S&P 500 Fund - Investor Shares                             February 28, 1996

Schwab S&P 500 Fund - Select Shares                               April 30, 1997

Schwab Core Equity Fund (formerly known as Schwab                 May 21, 1996
Analytics Fund)

Schwab MarketManager International Portfolio (formerly            September 2, 1996
known as Schwab OneSource Portfolios-International)

Schwab MarketManager Growth Portfolio (formerly known as          October 13, 1996
Schwab OneSource Portfolios-Growth Allocation)

Schwab MarketManager Balanced Portfolio (formerly known           October 13, 1996
as Schwab OneSource Portfolios-Balanced Allocation)

Schwab MarketManager Small Cap Portfolio (formerly known          August 3, 1997
as Schwab OneSource Portfolios-Small Company)

Institutional Select S&P 500 Fund                                 October 28, 1998

Institutional Select Large Cap-Value Index Fund                   October 28, 1998

Institutional Select Small-Cap Value Index Fund                   October 28, 1998

Schwab Total Stock Market Index Fund - Investor Shares            April 15, 1999

Schwab Total Stock Market Index Fund - Select Shares              April 15, 1999

Communications Focus Fund                                         May 15, 2000

Financial Services Focus Fund                                     May 15, 2000

Health Care Focus Fund                                            May 15, 2000

Technology Focus Fund                                             May 15, 2000

Schwab Hedged Equity Fund                                         August 6, 2002

Schwab Small-Cap Equity Fund - Investor Shares                    May 15, 2003

Schwab Small-Cap Equity Fund - Select Shares                      May 15, 2003


                              SCHWAB CAPITAL TRUST

                              By:   __________________
                                    Stephen B. Ward,
                                    Senior Vice President
                                    and Chief Investment Officer

                              CHARLES SCHWAB & CO., INC.

                              By:   __________________
                                    Randall W. Merk,
                                    Executive Vice President


Dated as of ___________, 2003